SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of Earliest Reported): February 8, 2006

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code)	(561) 893-0101

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Section 5 — Corporate Governance and Management
     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On February 8, 2006, William M. Murphy resigned from the Board of Directors (the “Board of Directors”) of The GEO Group, Inc. (“GEO”). Prior to his resignation, Mr. Murphy served on the Audit & Finance Committee and the Corporate Planning Committee of the Board of Directors.
     On February 13, 2006, the Board of Directors appointed John M. Palms, Ph.D., to the Board of Directors in order to fill the vacancy created by Mr. Murphy’s resignation. Mr. Palms was also appointed to serve on the Audit & Finance Committee and the Corporate Planning Committee of the Board of Directors. There are no transactions between GEO and Mr. Palms requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
February 14, 2006	By:	/s/ John G. O’Rourke
Date		John G. O’Rourke
Senior Vice President -- Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)